                                                                EXHIBIT 10.3.1


                      AGREEMENT FOR DISCOUNTED PAYMENT AND

                       ADEQUATE ASSURANCE OF PERFORMANCE


        This agreement (the "Agreement") is entered into between Voice Powered Technology International, Inc., a California corporation ("VPTI") and GSS/Array Technology, Inc., a Delaware corporation ("GSS") and is executed as of this 20th day of May 1997.

                                       I.

                                    RECITALS

        1.1 VPTI is a developer and marketer of consumer electronic products including various models of a product known as the Voice Organizer. GSS is a contract manufacturer for VPTI, pursuant to the Manufacturing Agreement between VPTI and GSS dated February 7, 1996 ("Manufacturing Agreement"). VPTI issues purchase orders (the "Purchase Orders") to GSS. GSS then orders the necessary components and manufactures finished goods for VPTI. GSS has manufactured finished goods for VPTI, and VPTI has not paid the amounts due under the Purchase Orders. Some of the outstanding Purchase Orders issued by VPTI relate to finished goods manufactured by GSS which have been invoiced and shipped to VPTI customers (the "Invoiced Finished Goods"). Some of the outstanding Purchase Orders issued by VPTI relate to finished goods manufactured or work in process for models of Voice Organizers, other than Model 5150 and Model 5160, which have not yet been invoiced by GSS and are held by GSS (the "Work in Process Inventory" as shown on Exhibit A). The remaining Purchase Orders issued by VPTI are for units of Model 5150 and Model 5160 which have not yet been shipped and invoiced by GSS (the "Sold Products") as shown on Exhibit B. In addition, GSS is in possession of components ordered by GSS pursuant to a certain canceled Purchase Order issued by VPTI for 7,500 units of the Model 9601 Voice Organizer/Pager (the "Canceled Parts"). As of the date hereof, VPTI owes to GSS $1,638,322.00 for Invoiced Finished Goods and the Manufacturing Equipment (as hereinafter defined) and $139,000 for Canceled Parts, for a total of $1,777,322 (the "Total Indebtedness").

        1.2 VPTI is presently attempting to sell certain of its assets and distribute the proceeds to its creditors. In particular, VPTI is attempting to conclude a sale of all of VPTI's assets used in the manufacturing and sale of its Sold Products (the "Transaction") to an unrelated third party (the "Purchaser"), including, without limitation, all components owned by VPTI used in the manufacture of the Sold Products (the "Components"), and all equipment, software, tooling and other materials purchased and owned by VPTI related to the manufacture of the Sold Products and currently located at GSS's manufacturing facilities (the "Manufacturing Equipment").

        1.3 VPTI and GSS acknowledge that in the event that VPTI is unable to sell its assets for a satisfactory price or otherwise restructure its financial affairs, VPTI may file a voluntary petition for relief under Title 11 United States Code. In order to facilitate the sale of certain of VPTI's assets, GSS shall accept discounted payment of the Purchase Orders as set forth herein. In the event that the transaction with the Purchaser is not concluded as contemplated herein or the transaction is completed with GSS obtaining payment and is subsequently undone GSS retains all of its rights against VPTI based on the Total Indebtedness.

                                      II.

                                   AGREEMENT
                                   ---------

        2.1 VPTI agrees to the following:

                2.2.2 With respect to the Purchase Orders relating to the Invoiced Finished Goods, the Manufacturing Equipment and the Canceled Parts. VPTI shall pay within two (2) days from the date of closing with the Purchaser the sum of 803,000.

                2.2.2 (a) On or before June 15, 1997, VPTI shall issue to GSS 500,000 shares of $1.00 par value, non-voting, non cumulative, 6% Convertible Preferred Stock ("Stock") of VPTI. Dividends shall be mandatory and payable annually thirty (30) days after the anniversary date of its issue in cash or common stock of VPTI at Market Value (as hereinafter defined). Market Value shall be determined by the average closing bid price for the five (5) trading days prior to the anniversary date of its issue. Each share of the Stock shall be convertible, at the election of GSS, into four (4) shares of Common Stock of VPTI at a price equal to $0.25 per share of common stock.

                        (b) At the option of GSS, VPTI will agree to appoint a representative of GSS to the Board of Directors of VPTI for a one year term. In any event VPTI hereby agrees, for a period of one year, to provide notice to GSS of its Board of Director meetings, and GSS shall have the right, at GSS's option, to attend such meetings as a non-voting observer. In addition, VPTI shall provide to GSS not less than quarterly copies of its financial statements, as well as copies of all documents filed with the SEC.

                2.1.3 In the event VPTI fails to comply with the provision of
2.1.1 and 2.1.2 (a), then this Agreement shall become null and void, and VPTI shall be obligated for the Total Indebtedness owed by VPTI to GSS prior to the Agreement less any payments made under 2.1.1 and 2.1.2(a). In addition, should any amounts paid to GSS pursuant to 2.1.1 and/or 2.1.2(a) be required, by order of any court or pursuant to any negotiated compromise, to be returned to VPTI, this Agreement shall be null and void, and VPTI shall be obligated for the Total Indebtedness less any amounts retained by GSS.

                2.1.4 As of the date hereof, VPTI represents that it has no claim, offset or counterclaim against GSS including, without limitation, claims with respect to quality or workmanship related to the manufacture of VPTI's products by GSS. Further, VPTI hereby releases GSS, as of the date herein, from any and all claims and liabilities of any nature whatsoever.

        2.2     GSS agrees to the following:

                2.2.1 Subject to Section 2.1.3 herein, payment of the consideration discussed in Paragraph 2.1.1 and 2.1.2(a) shall relinquish VPTI from any and all obligations with respect to Purchase Orders relating to the Invoiced Finished Goods, the Manufacturing Equipment and the Canceled Parts.

                2.2.2 With respect to the Purchase Orders relating to the Work in Process Inventory GSS shall accept as payment 110% of the price per unit as stated in such Purchase Order, in recognition of the additional labor and administrative cost associated therewith, as full and final satisfaction of the unpaid amounts owed by VPTI for the Work in Process Inventory, such payment to be made by VPTI to GSS upon notification from GSS that such goods are ready for shipment in accordance with a mutually agreeable production and shipping schedule. VPTI further agrees that future Purchase Orders shall be issued at per unit prices equal to the formula previously applied to VPTI products pursuant to the Manufacturing Agreement plus ten percent (10%).

                2.2.3 With respect to the Purchase Orders relating to the Sold Products, GSS acknowledges and agrees that, upon written notification from VPTI that VPTI has concluded the Transaction with the Purchaser and written agreement from the Purchaser assuming all obligations under the Purchase Orders for Sold Products, GSS will consent to the assignment of such Purchase Orders for Sold Products in the full amount to the Purchaser as full and final satisfaction of VPTI's obligation under such Purchase Orders.

                2.2.4 GSS hereby acknowledges that, upon written notification from VPTI that VPTI has concluded the Transaction with Purchaser, that all Manufacturing Equipment as shown on Exhibit C attached hereto will thereafter by owned by Purchaser free and clear of any claims by GSS.

                2.2.5 GSS hereby acknowledges that, upon written notification from VPTI that VPTI has concluded the Transaction with Purchaser, that all Components as shown on Exhibit D attached hereto will thereafter be owned by Purchaser free and clear of any claims by GSS.

                2.2.6 GSS agrees to continue to manufacture pursuant to the terms of the Manufacturing Agreement up to 2,000 units per week of Voice Organizers for VPTI for a period not less than six (6) months from the date hereof. VPTI agrees to provide GSS with a Standby Letter of Credit in the amount of $172,000 to secure VPTI's payments, as provided in Section 2.2.2, under Purchaser Orders for the Work in Process Inventory as well as future Purchase Orders to be issued by VPTI, and VPTI agrees to pay GSS for all shipments pursuant to such Purchase Orders, as provided in Section 2.2.2, upon notification from GSS that the goods are ready for shipment.

                                      III.

                              ASSIGNMENT OF CLAIMS

        3.1 No party hereto has assigned, transferred, or granted, or purported to assign, transfer or grant, any of the claims and causes of action disposed of by this Agreement.



                                      IV.

                                  NO ADMISSION

        4.1 This Agreement represents a compromise of claims and shall not be construed as an admission by any party of any liability or of any contention or allegation made by any other party except that VPTI acknowledges the Total Indebtedness as a valid debt due and owing from VPTI to GSS.


                                       V.

                                 GOVERNING LAW

        5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California.


                                      VI.

                                ENTIRE AGREEMENT

        6.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Agreement may be amended only by an agreement in writing.

                                      VII.

                                    CONSENT

        7.1 The parties hereto acknowledge that they were represented by attorneys of their own choosing in the negotiations for and preparation of this Agreement, that they have read this Agreement, that they are fully aware of its contents and of its legal effect by virtue of discussions with their attorneys, and that they have freely and voluntarily entered into the settlement set forth in this Agreement.


                                     VIII.

                                    CAPTIONS

        8.1 Any captions to the paragraphs of this Agreement are solely for the convenience of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any portion thereof.


                                      IX.

                         AUTHORITY TO EXECUTE AGREEMENT

        9.1 Each party or responsible officer or partner thereof executing this Agreement is duly authorized to enter into and execute this Agreement in such capacity.


                                       X.

                                  JURISDICTION

        10.1 The parties hereto agree that in the event that VPTI files a voluntary petition under Title 11, United States Code, or a petition is filed against it under Title 11, United States Code, the United States Bankruptcy Court for the Central District of California shall have sole and exclusive jurisdiction, sitting without a jury, to hear and determine any disputes that arise under or on account of this Agreement.

        10.2 In all other events, all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California.

                                      XI.

                              WAIVER OF JURY TRIAL

        11.1 VPTI and GSS hereby waive any right to trial by jury of any claim, cause of action, or proceeding arising under and in any way related to this Agreement. Either party may file an original counterpart or a copy of this Section of this Agreement with any court as written evidence of the consent of the other party hereto to the waiver of its right to trail by jury.

                                      XII.

                       ATTORNEYS FEES TO PREVAILING PARTY

        12.1 To the extent any party needs to commence an action to enforce the provisions of this Agreement, then the prevailing party in that action shall be entitled to collect all reasonable attorneys fees and costs in connection therewith.

                                     XIII.

                                 IMPLEMENTATION

        13.1 VPTI and GSS shall execute such other and further documents and do such further acts as may reasonably be required to effectuate the intent of the parties to carry out the terms of this Agreement.

                                      XIV.

                            MANUFACTURING AGREEMENT

        14.1 The parties hereby agree that, unless otherwise modified by the terms herein, that the Manufacturing Agreement shall remain in full force and effect unless otherwise terminated pursuant to its terms.

                                      XV.

                                 MISCELLANEOUS

        14.1 This Agreement shall inure to the benefit of and be binding on the successors and assignees of the parties and each of them.

        14.2 If any provision of this Agreement or portion thereof shall be declared invalid for any reason, then the invalid provision or portion thereof shall be deemed omitted and the remaining terms shall nevertheless be carried into effect.

        14.3 This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Facsimile signatures shall be treated as originals.

DATED: May 20, 1997                     VOICE POWERED TECHNOLOGY
                                        INTERNATIONAL, INC.

                                        By: /s/ MITCHELL B. RUBIN
                                            ---------------------------------

                                        Its: President/CEO
                                             --------------------------------

DATED: May __, 1997                     GSS/ARRAY TECHNOLOGY, INC.

                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------------

                                        Its: Vice President Finance
                                             --------------------------------

                                   Exhibit A
                                   ---------

                              PURCHASE ORDERS FOR
                           WORK IN PROCESS INVENTORY

Purchase Order                  Quantity         P.O.         New
    Number         Model        Remaining       Price        Price
--------------     -----        ---------       -----        -----

     3544          5210            965         $31.01       $34.11
     3570          5250            264         $71.53       $78.68
     3581          5210          5,000         $30.49       $33.54
     3582-01       6308          4,750         $35.70       $39.27
     3588          2010          1,000         $ 7.13 ea    $ 7.84 ea

                                   Exhibit B
                                   ---------

                              PURCHASE ORDERS FOR
                                 SOLD PRODUCTS

Purchase Order      Model        Quantity        Unit          Total
    Number         Number       Remaining       Price          Value
--------------     ------       ---------       -----          -----

    3545           5150A       5,000 units     $21.90       $109,500.00
    3616           5160        3,750 units     $22.16       $ 83,100.00

                                   EXHIBIT C

                            MANUFACTURING EQUIPMENT


          Stock No.     DWG No.      Description                       Tool Cost         Vendor         Art Number      PO No.
        | 171-0005-B    1710092-B    Insulator, PCB                       NIL             Decal
        | 180-0137-A    1801372-A    Label, Back, 5150                    NIL             Decal         527-0008-A
        | 180-0137-B    1801372-A    LABEL, BACK, 5150A                   NIL             Decal         587-0041-A
        | 180-0141-B    1801412-B    POP Body Label                       NIL             Decal         587-0009-B
See     | 180-0159-A    1801392-A    Label, LCD POP, 5160                 NIL             Decal         587-0055-A
Note  < | 180-0163-A    1801372-B    Label, Back, 5160                    NIL             Decal         587-0042-B
"A"     | 183-0208-B                 Quick Guide, 5150/5150A              NIL             Many          587-0002-B
Below   | 183-0209-A                 WARRANTY CARD                        NIL             Many          587-0013-A
        | 183-0220-A                 Quick Guide, 6160                    NIL             Many          587-0084-A
        | 185-0128-B                 Manual, 5150                         NIL             Many          587-0001-B
        | 185-0128-C                 Manual, 5150A                        NIL             Many          587-0001-C
        | 185-0133-A                 Manual, 5160                         NIL             Many          587-0061-A
        | 190-0116-B                 Giftbox, 5160                        NIL        Thai Packaging     587-0056-B
        | 185-0110-A    1991102-A    FIVE COLOR CLAMSHELL CD              NIL        Thai Packaging     587-0006-A
                                   | Circuit Bd Cutting Tools          $1,053.00           GSS                          3600
                                   | SMT Stencils                      $1,000.00           GSS                          3600
                                   | SMT Stencils, revised Board       $1,000.00           GSS                          3600
                                   | Presses for Gluing Case           $  435.00           GSS                          3600
                                   | Crystal Soldering Fixture         $  220.00           GSS                          3600
                      See Note     | FCT#3 Test Fixtures               $  200.00           GSS                          3500
                        "B"     <  | LCD Assembly Test Fixture         $  155.00           GSS                          3600
                                   | Clamshell Heat Seal Fixture       $  383.00           GSS                          3503
                                   | COB Tester Base                   $1,328.00           GSS                          3599
                                   | COB Double Sided Fixture          $1,070.00           GSS                          3599
                                   | COB Electronics Tester, 5150 (2)     NIL              GSS
                                   | COB Electronics Tester, 5150A (1)    NIL              GSS
                                   | Fluke DMM #45 (3)                 $3,141.00           GSS                          3589
                                   | Phillips, PM-668G Counlor (2)     $1,000.00           GSS

NOTE A: GSS believes that all these items are in the possession of vendors, and there shall be no warranty expressed or implied, to the condition of these items, by GSS.

NOTE B:  All these items are transferred to Purchaser, pursuant to Clause
         2.2.5. of the agreement, on a ""AS IS" basis.

                                   Exhibit D
                                   ---------

                       PARTS FOR 5150/5160 OWNED BY VPTI
                                  AT GSS/ARRAY

Item                              Part Number   Quantity    Cost      Total
----                              -----------   --------    ----      -----

1. Microprocessor Die (5150)    PN 478-0008-01    3,300     $3.75   $12,375.00

3. Inductor .56uH               PN 400-0001      18,980    $0.245   $ 4,650.10**
                                                                    ----------
                                                  Total             $17,025.10
                                                                    ==========

**Subject to confirmation by GSS-Singapore that GSS holds these parts.